UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

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Duratek, Inc.
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THIS FILING CONSISTS OF A QUESTION AND ANSWER SCRIPT USED BY REGISTRANT REGARDING THE PROPOSED MERGER TRANSACTION.

Other Information to share

EnergySolutions Merger Announcement

Questions About EnergySolutions

1.                                      Why does EnergySolutions want to buy Duratek?

EnergySolutions leaders have stated that they sought Duratek for its people, values, and track record of delivering innovation and results for its customers and partners.

2.                                      Who will lead the new company?

Steve Creamer is the CEO of EnergySolutions.

3.                                      Who owns EnergySolutions?

EnergySolutions is owned by a private investor group led by Lindsay Goldberg & Bessemer (LGB), Peterson Partners, and Creamer Investments.

4.                                      What plans are there for integrating Duratek with EnergySolutions?

We will continue to operate independently until the deal closes.  During this time we will conduct our business as usual.  Transition related discussions are expected to occur, however, to ensure a smooth transition for our employees and customers after closing.

5.                                      How will EnergySolutions be organized?

It’s very early in the process, and we understand that no decisions have been made.  For now, we need to stay focused on operating Duratek as a separate company until the transaction closes.

6.                                      When will we be able to hear from or speak to the new owners?

Steve Creamer, CEO of EnergySolutions, will communicate with Duratek employees when the transaction is completed.  Prior to closing, you will receive any pertinent updates and information about EnergySolutions from your Duratek leadership.

7.                                      What will Bob Prince’s role be in the new organization?

Bob will continue as CEO of Duratek until the closing.  Following closing we anticipate that he will have a continuing role in EnergySolutions.

8.                                      How large will EnergySolutions be?

EnergySolutions will include Envirocare, BNG America, Scientech D&D and Duratek.  After closing, the new company will include over 2,000 employees. We understand that they will seek other opportunities to expand the scope and geography of EnergySolutions business.

9.                                      Where will EnergySolutions be headquartered and located post-closing?

EnergySolutions is headquartered in Salt Lake City, Utah and will have offices in Maryland, Tennessee, South Carolina, Virginia, Connecticut, Washington State, New Mexico, and Idaho and will have field employees located at most major DOE sites and many nuclear plants.

10.                               What type of work will EnergySolutions do?

EnergySolutions will focus on solving government and nuclear industry customers’ most difficult nuclear materials management and waste disposition challenges.

11.                               What is EnergySolutions’ Strategic Plan?

EnergySolutions’ CEO has stated that he shares Duratek’s vision for strategic growth.  This transaction will provide the opportunity to achieve our strategic plan faster.

12.                               Will this transaction open up new business opportunities?

Yes, we believe so.  Once the merger is complete EnergySolutions will have over 2,000 employees working together as a major provider of technologies and integrated services to the nuclear industry.  Given its breadth of service and resources, the new company will be better positioned to pursue contracts than were any of the predecessor companies individually.  By combining the capabilities of BNG America, Duratek, Envirocare and Scientech D&D, EnergySolutions will be able to serve customers across the nuclear fuel cycle, and will be better able to serve new industries such as health care and to grow in international markets.

Employee Questions

1.                                      Why is Duratek selling to EnergySolutions?

Duratek’s Board of Directors has determined that EnergySolutions’ offer is in the best interest of our shareholders and in addition is advantageous to our customers.  It will ensure that Duratek’s strategic plan is implemented faster in a manner that lets us serve our customers more effectively than we could as a separate company.

2.                                      Why is this transaction good for Duratek and its employees?

Duratek will become part of a larger, more diverse company that can serve customers more effectively and economically, can compete more effectively for additional opportunities, and can provide more advancement opportunities for the employees than Duratek could do as a standalone entity.

3.                                      What about the contracts I am working on, what is going to happen to them?

We will honor all contract commitments.  Continuing to perform for our customers and partners is essential.

4.                                      Will this transaction result in staff reductions?

EnergySolutions will be focused on growing, which will create more opportunities.  Our businesses are largely complementary so there are few redundancies.  Specific details of EnergySolutions’ future organizational structure have not been determined yet.

5.                                      Will I still be paid the same amount?

Yes.  Pay rates will not be reduced as a result of this merger.

6.                                      What will happen to my benefits?

We do not expect any changes to Duratek benefits between now and the end of 2006.  Duratek has always done an annual review of benefits as a normal course of business, and we expect that EnergySolutions will do the same.    EnergySolutions has committed to providing highly competitive compensation and benefit packages for all employees.

7.                                      Will my seniority for vacation carry forward?

Yes.

8.                                      What will happen with 2005 Duratek incentives?  2006 incentives?

The 2005 Duratek incentives will be paid per the existing incentive program.   2006 Duratek incentive programs will be rolled out to employees shortly, and will either be executed as planned, or if changed we understand that they will be executed on a pro-rata basis.

9.                                      What happens to my 401-K?  What about my unvested balance?

We do not expect any changes to Duratek benefits between now and the end of 2006.  Your unvested balance will continue to vest on the schedule that is specified by the program.  For 2007, we expect that EnergySolutions will do a review of their existing 401K programs and will make a decision whether to continue the Duratek program or to combine it into another similar 401K plan.

10.                               What will happen with my Duratek stock?  My ESPP Stock?

Once the merger closes, you will receive instructions on how to exchange your stock.

11.                               What will happen to my Duratek Stock Options?

Your stock options will fully vest upon the closing of the transaction.  You will receive the proceeds, if any, of the $22.00 per share merger consideration over the per share exercise price of your options, less any tax withholdings.

12.                               Will I have to move?

No.  We expect to continue to operate from the locations we have today.

Customer Questions

1.                                      Will prices to customers go up?

EnergySolutions will determine its prices, but we have no reason to believe that the transaction will result in an increase in prices.  It is expected that the scope and scale of services provided by EnergySolutions post-closing will provide opportunities for more cost effective solutions for both our customers and the combined companies.

2.                                      Why is this good for customers?

EnergySolutions leaders have stated that they will focus on solving government and nuclear industry customers’ most difficult nuclear materials management and waste disposition challenges.  EnergySolutions will be a leading domestic nuclear service supplier that will be better able to respond to cost pressures on government and industry with innovative solutions.

3.                                      Do EnergySolutions and Duratek compete?

What we do is largely complementary, and in fact Duratek is a current customer of EnergySolutions.

4.                                      What will happen with my existing contracts?

All existing contracts will remain in effect.  We will honor all contract commitments.  Continuing to perform for our customers and partners is essential.

5.                                      Will the companies start working together immediately?

No.  Until closing, it will be “business as usual.”  Duratek and EnergySolutions will continue to operate independently until completion of this merger.

6.                                      During this interim period prior to closing, who in Duratek is authorized to enter into a binding agreement?

The same people that were authorized the day before our announcement.  Duratek will continue to operate as an independent entity, and any agreement that Duratek enters into will be binding.

7.                                      Does this transaction create any uncertainties for Duratek’s customers?

No.  Our customers should see the transaction as a very positive development.  EnergySolutions will bring the nuclear industry a strong array of integrated and efficient solutions for its nuclear operating and waste management and disposition needs.

General Questions - The Transaction

1.                                      How will this transaction work?

All of Duratek’s stock will be acquired at $22.00 per share after shareholders vote to accept that price and after the other closing conditions are satisfied.

2.                                      What is the timing for completion of the transaction?

Duratek expects to submit the merger to stockholders for their consideration during the second quarter of 2006 and to close the merger promptly following receipt of stockholder and regulatory approval.

3.                                      How will this transaction benefit Duratek’s shareholders?

Duratek’s shareholders will be able to tender their shares at $22.00, a significant premium to the stock price prior to the announcement.

4.                                      What are next steps in the process?

There are a few regulatory clearances that need to be obtained, and an affirmative vote of Duratek shareholders for the transaction.

5.                                      What if the merger fails to come to closure?

Duratek would continue to operate as an independent public company and follow its strategic growth plan.

Important Additional Information and Where to Find It

Duratek will file with the Securities and Exchange Commission a proxy statement and other documents regarding the proposed business combination referred to in the foregoing information.  Investors and security holders are urged to read the proxy statement when it becomes available because it will contain important information.  A definitive proxy statement will be sent to Duratek’s stockholders seeking their approval of the transaction.  Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Duratek with the Commission at the Commission’s website at www.sec.gov, or by directing a request to: Diane Brown, Corporate Secretary, Duratek Inc., 10100 Old Columbia Road, Columbia, Maryland 21046.

Duratek and its directors and executive officers may be considered participants in the solicitation of proxies from Duratek’s stockholders in connection with the proposed transaction.  Information about the directors and executive officers of Duratek and their ownership of Duratek stock is set forth in the proxy statement for Duratek’s 2005 annual meeting of stockholders.  Investors may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.